Exhibit 99.1

FOR IMMEDIATE RELEASE:

October 14, 2015

Cachet Financial Solutions, Inc. Enters Into a $10 Million Equity

Commitment with Lincoln Park Capital Fund, LLC

MINNEAPOLIS, Minn. – October 14, 2015—Cachet Financial Solutions, Inc. (OTCQB: CAFN), a leading provider of mobile money technologies to banks, credit unions and alternative financial services (AFS) providers, announced today that it has entered into an equity purchase agreement with Lincoln Park Capital Fund, LLC (“LPC”), a Chicago-based institutional investor. Under the terms of the purchase agreement, Cachet will have the right and the sole discretion to sell to LPC up to $10 million worth of shares of Cachet’s common stock in amounts as set forth in the agreement, once a registration statement relating to the transaction has been declared effective. Cachet will control the timing and amount of any sales of shares to LPC and LPC will be obligated to make purchases in accordance with the agreement.

“We are pleased to enter into this purchase agreement with LPC, an existing investor in Cachet that has participated in every raise since our IPO,” commented Jeffrey Mack, president and CEO of Cachet Financial Solutions. “This commitment provides our Company with additional means of accessing capital to fund growth in our business, and as such, provides the company with added financial strength and flexibility.”

Under the terms of the purchase agreement and related registration rights agreement, Cachet has agreed to file a registration statement with the U.S. Securities and Exchange Commission (SEC) covering the sale of the shares that may be issued to LPC.

There are no upper limits to the price LPC may pay to purchase common stock from Cachet, and the purchase price of the shares related to any future investments will be based on the prevailing market prices of the Company’s shares immediately preceding the notice of sale to LPC. LPC has agreed not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s shares of common stock. In consideration for entering into the agreement, Cachet has issued shares of common stock to LPC as a commitment fee. The agreement may be terminated by Cachet at any time, at its sole discretion, without any monetary cost or penalty.

A more detailed description of the agreement is set forth in the Company’s Current Report on Form 8-K recently filed with the SEC which the Company encourages be reviewed carefully.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor will there be any sale of these securities in any jurisdiction in which such offer solicitation or sale are unlawful prior to registration or qualification under securities laws of any such jurisdiction.

About Cachet Financial Solutions, Inc.

Cachet Financial Solutions is a leading cloud-based, SaaS technology provider serving the financial services industry with mobile money and remote deposit capture solutions for PC, Mac and mobile. Founded in early 2010, Cachet has quickly grown into a technology leader and trusted partner of some of the world’s largest and most respected financial organizations. With remarkable growth, an impressive client base and award-winning technologies, Cachet continues to drive innovation and deliver world-class solutions to financial institutions of all sizes.

The company’s industry-leading solutions help clients to increase customer engagement, grow revenues and gain competitive advantage. Cachet’s cloud-based technology platform simplifies development, deployment and servicing of consumer and commercial solutions—minimizing cost and accelerating speed-to-market and ROI. Enabled by Cachet’s complete suite of business and consumer solutions, financial institutions can better serve the needs of all their customers. For more information, visit www.cachetfinancial.com.

About Lincoln Park Capital (“LPC”)

LPC is an institutional investor headquartered in Chicago, Illinois. LPC’s experienced professionals manage a portfolio of investments in public and private entities. These investments are in a wide range of companies and industries emphasizing life sciences, specialty financing, energy and technology. LPC’s investments range from multiyear financial commitments to fund growth to special situation financings to long-term strategic capital offering companies certainty, flexibility and consistency. For more information, visit www.lpcfunds.com.

Forward-Looking Statements

This press release contains certain statements that would be deemed “forward-looking statements” under Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1933 and includes, among other things, discussions of our business strategies, future operations and capital resources. Words such as “may,” “likely,” “anticipate,” “expect” and “believes” indicate forward-looking statements.

These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include statements about the anticipated closing of our initial public offering and the number of shares to be sold in the offering.

Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We discuss many of these risks in greater detail in our Current Report on Form 10K filed with the Securities and Exchange Commission on April 14, 2015 under the heading “Risk Factors” and in the other reports we file with the Commission. Given these uncertainties, you should not attribute undue certainty to these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Media Contact:

Judy German

VP & CMO

Cachet Financial Solutions, Inc.

952.698.6991

jgerman@cachetfinancial.com

Investor Relations:

Darin McAreavey

EVO & CFO

Cachet Financial Solutions, Inc.

952.698.5214

dmcareavey@cachetfinancial.com